UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 29, 2008
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte St., Van Nuys, California	91406

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     2.06 Material Impairments
     On February 29, 2008, Registrant determined that a material amount of its property, plant and equipment were impaired under generally accepted accounting principles due to the phase-out of a semiconductor burn-in program provided by Registrant at its facilities in Singapore and China. Registrant has preliminarily estimated the impairment to be in the range of $220 to $230 thousand. This impairment loss is non-cash in nature and will be recorded in the third quarter of 2008.The estimated amount of the assets retirement cost that will result in future cash expenditures ranges from $104 to $132 thousand.
     8.01 Other Events
     On Friday February 29, 2008, Registrant issued a press release indicating that it has received notification from a customer of the phase-out effective April 1, 2008 of a semiconductor burn-in program provided by Registrant at its facilities in Singapore and China. It is estimated that revenue from this burn-in program represented approximately 20% of Registrant’s total revenue during the past twelve months. A copy of the press release is attached hereto as Exhibit 99.1.
     The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
     9.01 Exhibits
     (c) Exhibits

99.1	Press release of Trio Tech International dated February 29, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2008

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)